                                                                  EXHIBIT 1(b)

                   3,600,000 SHARES* OF BANPONCE CORPORATION
       8.35% NON-CUMULATIVE MONTHLY INCOME PREFERRED STOCK, 1994 SERIES A


                       ----------------------------------
                             UNDERWRITING AGREEMENT

                           DATED AS OF JUNE 17, 1994
                       ----------------------------------



         BANPONCE CORPORATION (the "Corporation"), a corporation organized under the laws of the Commonwealth of Puerto Rico (the "Commonwealth") and PAINEWEBBER INCORPORATED OF PUERTO RICO (the "Underwriter"), a corporation organized under the laws of the Commonwealth, hereby agree with each other as follows:

I.       INTRODUCTION

         Subject to the terms and conditions and on the basis of the representations, warranties and agreements set forth herein, the Underwriter hereby agrees to purchase from the Corporation and the Corporation agrees to sell and deliver to the Underwriter on June 27, 1994, or at such other time as shall be designated by the Underwriter, no later than June 30, 1994 (the "Closing Date"), 3,600,000 shares of the Corporation's 8.35% Non-Cumulative Monthly Income Preferred Stock, 1994 Series A (the "Securities").





__________________________________

     *Plus an option to purchase from the Corporation up to 400,000 additional shares to cover over-allotments.

         Subject to the terms and conditions and on the basis of the representations, warranties and agreements set forth herein, the Corporation hereby grants an option to the Underwriter (the "Option") to purchase up to 400,000 additional shares of Securities (the "Option Securities") at the same purchase price per share as the Underwriter shall pay for the Securities referred to in the preceding paragraph (the "Underwritten Securities"). The Option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriter. The Option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus (as defined below) upon written notice by the Underwriter to the Corporation setting forth the number of shares of the Option Securities as to which the Underwriter is exercising the Option and the settlement date. Delivery of certificates for the Option Securities by the Corporation and payment therefor to the Corporation shall be made as provided in Section V hereof.

         The Corporation has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-57038), including a Base Prospectus (as hereinafter defined) relating to the Securities among other securities, and has filed with, or mailed for filing to, the Commission, a preliminary prospectus supplement specifically relating to the issue of the Securities pursuant to Rule 424 under the Securities Act of 1933 (the "Securities Act"). The Corporation will file, within the time period specified in such Rule 424, a final prospectus supplement specifically relating to the Securities. The term "Registration Statement" means the registration statement as amended at the time it became effective (the "Effective Date"), including financial statements and all exhibits and documents included or incorporated by reference therein at any time before or after the Effective Date and any information deemed to be included by Rule 430A. The term "Base Prospectus" means the prospectus, as amended, included in the Registration Statement at the time the Registration Statement was declared effective under the Securities Act by the Commission. The term "Prospectus" means the Base Prospectus together with the final prospectus supplement specifically relating to the Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means the preliminary prospectus supplement referred to above specifically relating to the Securities together with the Base Prospectus. As used herein, the terms "Registration Statement," "Base Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case any appendices attached thereto, the materials incorporated by reference therein and the exhibits to such documents.

II.      REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

         The Corporation hereby represents and warrants to the Underwriter as follows:

1.      The Corporation meets the requirements for the use of Form S-3.

         2. Each document filed or to be filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations issued thereunder.

         3. The preliminary prospectus filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with such Act and the applicable rules and regulations issued thereunder.

         4. The Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations issued thereunder.

         5. The Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Corporation in writing by the Underwriter expressly for use therein.

         6. This Agreement has been duly and validly authorized, executed and delivered by the Corporation.

         7. When delivered and paid for in accordance with this Agreement, the Securities will have been duly authorized, validly issued, fully paid and non assessable.

         8. To the knowledge of the Corporation, no event has occurred and no condition exists which, upon the issuance of the Securities, or thereupon with notice and/or passage of time, would constitute an event of default or a breach of this Agreement. To the best of its knowledge, the Corporation is not in default in any material respect under any term of any indenture, agreement, by-law or other instrument to which it is a party or by which it may be bound, which default would have a material adverse effect on the results of operation, properties, condition (financial or otherwise), assets or business of the Corporation and its subsidiaries taken as a whole (a "Material Adverse Effect").

         9. There are no actions, suits, proceedings or investigations at law or in equity before or by any court, arbitration board or tribunal, public board or body pending or, to the best knowledge of the Corporation, threatened against or affecting the Corporation, or, to the best knowledge of the Corporation, does there exist any basis therefor: (i) to restrain or enjoin the issuance or delivery of the Securities; (ii) which in any way question or affect the validity of any of the Securities, any provisions thereof, any provisions of this Agreement, or any proceedings taken with respect to the foregoing; (iii) which question the Corporation's creation, organization or existence; or (iv) wherein an unfavorable decision, ruling or finding would materially and adversely affect the transactions contemplated by this Agreement, or which, in any way, would materially and adversely affect the validity or enforceability of the Securities and/or this Agreement or would have a Material Adverse Effect.

         10. All consents, approvals, authorizations and orders of, or filing, registration, or qualification with, any governmental or regulatory authorities which are required to be obtained by the Corporation for (i) consummation of the transaction contemplated by this Agreement and (ii) the carrying on of its business (other than, in the case of this clause (ii), consents, approvals, authorizations, orders, filings, registrations or qualifications the failure to obtain or make which would not have a Material Adverse Effect) have been or will be duly and validly obtained or performed on or before the Closing Date and, as to those already obtained, are in full force and no default exists thereunder; provided, however, that no representation, warranty, promise or agreement is made herein by the Corporation with respect to compliance by the Corporation with the securities or Blue Sky laws of the various states, territories and possessions of the United States of America other than the Commonwealth. Neither the issuance and sale of the Securities nor the execution and delivery of this Agreement or the consummation of the transactions herein and therein contemplated, nor compliance with the terms, conditions or provisions of such instruments, will conflict with, or violate or result in a breach of, or constitute a default under the by-laws of the Corporation or any indenture, agreement or other instrument by which the Corporation or any of its properties may be bound or any statute, rule, regulation, order, decree or ordinance of any court, government or governmental body having jurisdiction over the Corporation or any of its property, which conflict, violation, breach or default would have a Material Adverse Effect.

         11. The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Corporation as of the respective dates thereof and the consolidated results of operations and cash flows of the Corporation for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Corporation are required by the Securities Act, the Exchange Act or the rules and regulations issued thereunder to be included in the Registration Statement or the Prospectus.

         12. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been any material adverse change in the capitalization of the Corporation, or in the business, properties, condition (financial or otherwise) or results of operations of the Corporation and its subsidiaries, taken as a whole, arising for any reason whatsoever, and (ii) the Corporation has not paid or declared any dividends or other distributions of any kind on any class of its capital stock other than its regular quarterly dividend on its common stock.

         13. The Corporation is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         14. The outstanding shares of common stock of the Corporation are designated as NASDAQ National Market System Securities or otherwise qualified for inclusion in the NASDAQ system and are currently quoted on such market under the symbol "BPOP."

III.     CORPORATION'S COVENANTS

         The Corporation hereby covenants with the Underwriter as follows:

         1. To furnish the Underwriter without charge, a copy of the Registration Statement certified by the Secretary or Assistant Secretary of the Corporation including all exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph 6 below, as many copies of the Prospectus, any and all documents incorporated by reference therein and any supplements and amendments thereto as the Underwriter may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Corporation with the Commission pursuant to the Exchange Act, subsequent to the date of the Base Prospectus, which are deemed to be incorporated by reference in the Prospectus.

         2. Before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities, to furnish the Underwriter with a copy of each such proposed amendment or supplement.

         3. To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification and the printing of any memoranda concerning the aforesaid qualification or eligibility; provided, however, that the Corporation shall not be obliged to submit to service of process in any such jurisdiction with respect to matters not related to the Securities.

         4. To use its best efforts to have the Securities qualified for quotation on the National Association of Securities Dealers' Automated Quotation System.

         5. To make generally available to the Corporation's security holders as soon as practicable, but not later than sixteen months after the date of this Agreement an earnings statement covering a period of at least twelve months beginning after the later of: (i) the effective date of the Registration Statement; (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement; or (iii) the date of the Corporation's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act.

         6. During the period beginning on the date of this Agreement and continuing to and including the earlier of the Closing Date or the removal by the Underwriter of trading restrictions on the Securities, not to offer, sell, contract to sell or otherwise dispose of (other than upon exercise of warrants therefor, or on conversion of convertible securities, in each case outstanding at the date of this Agreement or in an offering made exclusively outside the United States) any securities of the Corporation substantially similar to the Securities without the prior written consent of the Underwriter.

         7. If at any time prior to the expiration of ninety (90) days from the date hereof any event occurs to the knowledge of the Corporation as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading, the Corporation shall forthwith notify the Underwriter thereof and at the Underwriter's request prepare and furnish to the Underwriter, in such quantity as the Underwriter may reasonably request, an amendment or supplement after which the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading. The Underwriter or its counsel may request the Corporation within such period to prepare and furnish forthwith to the Underwriter, in such quantity as it may request, any amendment or supplement to the Prospectus, if in their opinion, an event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein in the light of the circumstances under which they were made not misleading. The Corporation shall bear all costs and expenses incurred in connection with the preparation of such amendment or supplement, including without limitation those of the Underwriter and its counsel. The Corporation will not amend or supplement the Prospectus, at any time prior to the expiration of such period, unless the Underwriter shall have been previously advised and furnished with a copy of such amendment or supplement. The Corporation will not unreasonably refuse to incorporate in any such amendment or supplement the Underwriter's comments thereto.

IV.      REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER

         The Underwriter hereby represents, warrants, agrees and acknowledges as follows:

         1. The Underwriter is organized, validly existing and in good standing under the laws of the Commonwealth.

         2. The Underwriter is a corporation authorized to perform the obligations to be performed by the Underwriter hereunder.

         3. The Underwriter is not, and at the time of delivery of the Securities will not be, in breach of or in default in any material respect under any applicable law (including without limitation, any administrative rule-making law) or administrative regulation, and the execution and delivery by the Underwriter of this Agreement will not conflict with or constitute a breach of or default under any law, administrative regulation, judgment, decree or any agreement or other instrument to which the Underwriter is a party, which conflict, breach or default might have a material adverse effect on the performance by the Underwriter of its obligations hereunder.

         4. At the time of delivery of the Securities, this Agreement will constitute the legal, valid and binding obligation of the Underwriter, enforceable in accordance with its terms.

V.       PAYMENT AND DELIVERY OF THE SECURITIES; UNDERWRITING COMMISSION

         Subject to the terms and conditions set forth or incorporated by reference in this Agreement, the Corporation hereby agrees to sell and the Underwriter hereby agrees to purchase 3,600,000 shares of the Securities at the Closing Date at a purchase price of $24.2125 per share.

         The Underwriter will pay for the Securities (and the Option Securities if the Option shall have been exercised on or before the third business day ("Business Day" as such term is defined in the Prospectus) prior to the Closing
Date) upon delivery of the certificates thereof issued in such names and in such denominations as the Underwriter shall request in writing not less than two full Business Days prior to the date of delivery, at the offices of McConnell Valdes at 10:00 A.M. Atlantic Standard time on the Closing Date.

         Payment for the Securities shall be made by the Underwriter by wire transfer of immediately available funds to an account designated by the Corporation or in such other manner and such other funds as may be mutually agreed upon by the Corporation and the Underwriter and set forth in an amendment to this Agreement.

         If the Option is exercised after the third Business Day prior to the Closing Date, the Corporation will deliver (at the expense of the Corporation) to the Underwriter, at the offices of McConnell Valdes, on the date specified by the Underwriter (which shall be within three Business Days after exercise of the Option), certificates for the Option Securities in such names and denominations as the Underwriter shall have requested against payment of the purchase price thereof to or upon the order of the Corporation by wire transfer of immediately available funds to an account designated by the Corporation. If settlement for the Option Securities occurs after the Closing Date, the Corporation will deliver to the Underwriter on the settlement date for the

Option Securities, and the obligation of the Underwriter to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section VI hereof.

VI.      CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER

         The several obligations of the Underwriter hereunder are subject to the following conditions, which shall be satisfied or waived prior to the Closing Date:

         1. The Corporation shall have delivered to the Underwriter a copy of the order from the Commission declaring the Registration Statement effective under the Securities Act and all filings required by Rule 424 issued under the Securities Act shall have been made.

         2. (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission, (ii) any request for additional information on the part of the staff of the Commission shall have been complied with to the satisfaction of the staff of the Commission, (iii) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed, except for the final prospectus supplement relating to the Securities filed pursuant to Rule 424(b) and, in any case, as may have been agreed to by the Underwriter, and
(iv) there shall have been no material adverse change (not in the ordinary course of business) in the financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole, since the date hereof and the Underwriter shall have received on the Closing Date, a certificate dated the Closing Date and signed by the

Chief Financial Officer of the Corporation to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending, threatened or contemplated and whether a stop order suspending the effectiveness of the Registration Statement is in effect.

         3. The Underwriter shall have received on the Closing Date the opinions of Axtmayer Adsuar Muniz & Goyco, counsel to the Underwriter, dated the Closing Date, substantially in the Forms of Exhibits A-1 and A-2 hereto.

         4. The Underwriter shall have received on the Closing Date an opinion of McConnell Valdes, counsel for the Corporation, dated the Closing Date, substantially in the Form of Exhibit B hereto.

         5. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the business, properties, condition (financial or otherwise) or results of operations of the Corporation and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus, if in the judgment of the Underwriter any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Securities by the Underwriter at the initial public offering price.

         6. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Corporation or any of its subsidiaries before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect, except as disclosed in the Registration Statement and the Prospectus.

         7. Each of the representations and warranties of the Corporation contained herein shall be true and correct in all material respects at the Closing Date, and all covenants and agreements herein contained to be performed on the part of the Corporation and all conditions herein contained to be fulfilled or complied with by the Corporation at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with.

         8. Concurrently with the execution and delivery of this Agreement, Price Waterhouse shall have furnished to the Underwriter a letter, dated the date of its delivery, addressed to the Underwriter substantially in the form of Exhibit C hereto. At the Closing Date Price Waterhouse shall have furnished to the Underwriter a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from Price Waterhouse, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

         9. On the Closing Date no order, directive or communication suspending the sale of the Securities shall have been issued and no proceedings for that purpose shall have been instituted or to the knowledge of the Underwriter or the Corporation contemplated before, or threatened by, the Commission, the Office of the Commissioner of Financial Institutions of the Commonwealth or any other federal or Commonwealth governmental agency having jurisdiction over the Corporation or the Securities.

         10. On the Closing Date there shall have been duly tendered to the Underwriter a certificate or certificates of Securities representing, in the aggregate, the number of shares set forth in Article I above.

         11. On the Closing Date the Underwriter shall have received, in form and substance reasonably satisfactory to the Underwriter and its counsel, the following documents:

                 (a) Copy of the resolution authorizing the issuance, authorization, delivery of the Securities and the officials authorized to execute this Agreement and any other document necessary to consummate the transaction as contemplated, certified as of the Closing Date by the Secretary of the Corporation as having been duly adopted by the Corporation and as being in full force and effect.

                 (b) A certificate, satisfactory in form and substance to the Underwriter, of the Chief Financial Officer of the Corporation, dated the Closing Date, to the effect that: (i) on and as of the Closing Date, each of the representations and warranties of the Corporation set forth in this Agreement is true, accurate and complete and all agreements of the Corporation herein provided and contemplated to be performed on or prior to the Closing Date have been so performed; (ii) at the Closing Date the Securities will have been duly authorized, executed and delivered to the Underwriter; (iii) this Agreement and any and all other agreements and documents required to be executed and delivered by the Corporation in order to carry out, give effect to, and consummate the transactions contemplated hereby and thereby have each been duly authorized, executed and delivered by the Corporation and, as of the Closing Date, each is in full force and effect and each condition herein requested to be complied with by the Corporation on or prior to the Closing Date has been duly, timely and fully complied with; (iv) no litigation is pending or threatened to restrain or enjoin the issuance or sale of the Securities or in any way contesting the validity of the Securities; and (v) the signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the Closing Date the Prospectus did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the rules and regulations issued thereunder that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

         12. The Corporation shall have delivered to the Underwriter a certificate substantially in the form of Exhibit D hereto.

         13. Such additional certificates, opinions, instruments or other documents as the Underwriter may reasonably require to evidence the accuracy, as of the Closing Date, of the representations and warranties herein contained, and the due performance and satisfaction by the Corporation at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by the Corporation in connection with the Securities and this Agreement.

         Any certificate signed by any official or officer of the Corporation and delivered to the Underwriter shall be deemed a representation and warranty by the Corporation to the Underwriter as to the statements made therein. If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Underwriter may terminate this Agreement at, or at any time prior to the Closing Date, or, if the Underwriter so elects, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

VII.     INDEMNIFICATION AND CONTRIBUTION

         1. The Corporation will indemnify and hold harmless the Underwriter and its directors, officers, employees and agents, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act, the Uniform Securities Act of Puerto Rico or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Corporation will not be liable to the extent that such loss, claim liability, expense or damage is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Corporation by the Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus, and provided further that the Corporation will not be liable to the Underwriter, the directors, officers, employees or agents of the Underwriter or any person controlling the Underwriter with respect to any loss, claim, liability, expense, charge or damage arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any preliminary prospectus which is corrected in the Prospectus if: (i) sufficient copies of such Prospectus were timely delivered to the Underwriter for their distribution prior to the mailing of written confirmations of the sales of the Securities, and (ii) the person asserting any such loss, claim, liability, charge or damage purchased Securities from the Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of the Securities to such Person. This indemnity agreement will be in addition to any liability that the Corporation might otherwise have.

         2. The Underwriter will indemnify and hold harmless the Corporation, each person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Corporation and each officer of the Corporation who signs the Registration Statement to the same extent as the foregoing indemnity from the Corporation to the Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Corporation by the Underwriter expressly for use in the

Registration Statement, any preliminary prospectus or the Prospectus. The Corporation and the Underwriter agree that the only information provided by the Underwriter to the Corporation is the information contained in the last paragraph of the cover page, and the second paragraph, and the third sentence of the fourth paragraph under the caption "UNDERWRITING," contained in the preliminary prospectus supplement dated May 27, 1994, and in the final prospectus supplement dated June 17, 1994. This indemnity will be in addition to any liability that the Underwriter might otherwise have.

         3. Any party that proposes to assert the right to be indemnified pursuant to the preceding paragraphs, such person (the "indemnified party"), shall promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against a person (the "indemnifying party") under this Article VII, notify such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Article VII unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (a) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (b) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (c) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (d) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

         4. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Article VII is applicable in accordance with its terms but for any reason is held to be unavailable from the Corporation or the Underwriter, the Corporation and the Underwriter will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution actually received by the Corporation from persons other than the Underwriter, such as persons who control the Corporation within the meaning of the Securities Act, officers of the Corporation who signed the Registration Statement and directors of the Corporation who may also be liable for contribution, to which the Corporation and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriter on the other. The relative benefits received by the Corporation and the Underwriter shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Corporation bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Corporation, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Article VII.4 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Article VII.4 shall be deemed to include, for purpose of this Article VII.4, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII.4 the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Article VII.4, any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Corporation who signed the Registration Statement will have the same rights to contribution as the Corporation, subject in each case to the provisions hereof. The provisions of
Article VII.3 above shall be applicable to demands and proceedings relating to contribution under this Article VII.4. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

         5.      The indemnity and contribution agreements contained in this
Article VII and the representations and warranties of the Corporation contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter,
(ii) acceptance of any of the Securities and payment thereof or (iii) any termination of this Agreement.

VIII.    EVENTS PERMITTING TERMINATION BY THE UNDERWRITER

         This Agreement shall be subject to termination in the sole and absolute discretion of the Underwriter, by notice given to the Corporation, if on or prior to the Closing Date:

         1. Trading in any of the securities of the Corporation or in securities generally shall have been suspended or materially limited by the Commission, by an exchange that list any such securities, by the National Association of Securities Dealers Automated Quotation Market System, and the New York Stock Exchange, Inc.

         2. A general moratorium on commercial banking activities in New York or the Commonwealth shall have been declared by either Federal, New York State or Commonwealth authorities.

         3. The Corporation shall fail or refuse to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Corporation shall be unable to perform its obligations under this Agreement.

         4. Litigation shall be threatened in writing or pending in any court after the date hereof: (i) seeking to restrain or enjoin the issuance or delivery of the Securities; or (ii) in any way questioning or affecting the validity of the Securities or any provisions of this Agreement or any proceedings taken by the Corporation with respect to the foregoing; or (iii) having a Material Adverse Effect on the Corporation.

         5. The market value of the Securities shall, in the sole opinion of the Underwriter, have been materially adversely affected by reason of the fact that between the date hereof and the Closing Date (a) any legislation, ordinance, rule or regulation has been introduced in or enacted by any governmental body, department or agency in the Commonwealth or the United States, or (b) a decision has been rendered by any court of competent jurisdiction within the Commonwealth or the United States.

         6. An order, ruling, regulation, decree or injunction of any court of competent jurisdiction or of any governmental agency or authority shall have been issued or made, or judicial proceedings shall have been commenced, or any legislation shall have been enacted, with the purpose or effect of prohibiting the issuance, offering, sale or distribution of the Securities as contemplated hereby.

         7. In the sole judgment of the Underwriter, the market price of the Securities, or the market price generally of obligations of the general character of the Securities, shall have been or is likely to be adversely affected because: (i) additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange or shall have been established by Federal or Commonwealth authorities; (ii) a material adverse change in the financial or securities market in the Commonwealth or in the United States since the date of this Agreement; or (iii) a war involving the United States shall have been declared, or any other national or international event, act, calamity, crisis or occurrence shall have materially disrupted, or is likely to disrupt materially, securities markets, or any conflict involving the armed forces of the United States shall have materially escalated or a material adverse change in the political situation in the Commonwealth or the United States shall have occurred or is threatened.

         8. If the Underwriter does not purchase the Securities because any conditions specified in this Agreement shall not have been fulfilled for any reason, this Agreement shall terminate and neither the Corporation or the Underwriter shall be under any further obligation hereunder except that the provisions of Articles VII and VIII shall at all times be an remain in effect and the Corporation will reimburse the Underwriter for all out-of-pocket expenses, including counsel fees and disbursements, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Securities.

IX.      NOTICES

         Any notice or other communication to be given under this Agreement may be given in writing by delivering the same to the respective address set forth below:

         If to the Underwriter:

                          PaineWebber Incorporated of Puerto Rico
                          American International Plaza, PH
                          250 Munoz Rivera Avenue
                          Hato Rey, Puerto Rico 00918

                          Attention: Carlos V. Ubinas, Esq.
                          Telephone: (809) 250-2055
                          Telefax: (809) 250-2218

         With a copy to:

                          Axtmayer Adsuar Muniz & Goyco
                          PO Box 70294
                          San Juan, Puerto Rico 00936-8294

                          Attention: Jose A. Axtmayer, Esq.
                          Telephone: (809) 281-1800
                          Telefax: (809) 756-9023

         If to the Corporation:

                          BANPONCE CORPORATION
                          209 Munoz Rivera Avenue
                          Hato Rey, Puerto Rico 00918

                          Attention: Mr. David H. Chafey, Jr.
                          Telephone: (809) 765-9800
                          Telefax: (809) 767-8948

         With a copy to:

                          McConnell Valdes
                          270 Munoz Rivera Avenue
                          Hato Rey, Puerto Rico 00918

                          Attention: Julio Pietrantoni, Esq.
                          Telephone: (809) 250-5664
                          Telefax: (809) 759-9292


X.       MISCELLANEOUS

         1. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         2. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth.

         4. This Agreement is made solely for the benefit of the Corporation and the Underwriter and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right hereunder or by virtue hereof. All of the representations, warranties and agreements of the Corporation and the Underwriter and their respective personal representatives, successors and assigns, shall remain operative and in full force and effect regardless of: (i) any investigations made by or on behalf of the Underwriter; (ii) delivery of and payment for the Securities hereunder; and
(iii) any termination of this Agreement.

         5. This Agreement supersedes any other prior agreements or understandings, written or oral, among the parties hereto, with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by its authorized officers thereunto as of the date set forth above.

                  PAINEWEBBER INCORPORATED OF                             BANPONCE CORPORATION
                  PUERTO RICO



                  -------------------------------------                   -------------------------------------
                  By:     Carlos V. Ubinas                                By:     David H. Chafey, Jr.
                  Title:  Executive Vice President                        Title:  Executive Vice President


Affidavit No.
             ---------

         Acknowledged and subscribed to before me by Carlos V. Ubinas, of legal age, married and resident of San Juan, Puerto Rico, in its capacity as Executive Vice President of PaineWebber Incorporated of Puerto Rico, who is personally known to me.

         In San Juan, Puerto Rico, this      day of June, 1994.



                                                 ----------------------------
                                                        NOTARY PUBLIC


Affidavit No.
             ---------

         Acknowledged and subscribed to before me by David H. Chafey, Jr. of legal age, married, and resident of San Juan, Puerto Rico, in its capacity as Executive Vice President of BANPONCE CORPORATION, who is personally known to me.

         In San Juan, Puerto Rico, this     day of June, 1994.


                                                 ----------------------------
                                                        NOTARY PUBLIC

                                                                     EXHIBIT A-1





                                    756-9010


                    [FORM OF UNDERWRITER'S COUNSEL OPINION]

                                 June __, 1994



PaineWebber Incorporated of Puerto Rico
Penthouse, American International Plaza
250 Munoz Rivera Avenue
Hato Rey, Puerto Rico 00918

Re:      BANPONCE CORPORATION NON-CUMULATIVE MONTHLY INCOME
         PREFERRED STOCK, 1994 SERIES A

Gentlemen:

         We have acted as counsel to your firm as the underwriter of the above referenced securities issued by BanPonce Corporation (the "Corporation"). In such capacity, you requested our opinion as to whether insurance companies organized and licensed under the laws of the Commonwealth of Puerto Rico may invest in the Corporation's Non-Cumulative Monthly Income Preferred Stock, 1994 Series A (the "Preferred Stock") and, if so, whether such investment is subject to any conditions, restrictions and/or limitations.

         In rendering the opinion contained herein, we expressly limited our analysis to the applicable Puerto Rico statutory and regulatory framework under which insurance companies operate and are regulated in Puerto Rico. As a result, our opinion should be construed as limited in scope and application only to those insurance companies that properly qualify as "domestic insurers" as such term is defined in Article 3.010 of the Insurance Code of Puerto Rico (the "Code")(1), namely those "formed under the laws of Puerto Rico"(2) (hereinafter referred

__________________________________

     (1)  Law No. 77 of June 19, 1957, 26 LPRA Section 101 et seq.

     (2) As used herein, the term "insurance companies" also includes the "insurance cooperatives" organized pursuant to articles 34.010 to 34.230 of the Code, 26 LPRA Section 3401 et seq.

to as "PRICOs"). Other insurers, including "foreign insurers" as such term is defined and used in the Code and other entities engaged in the insurance business, may not rely on the contents or conclusions reached in this opinion and should consult with counsel of their choice regarding the applicability of the matters discussed herein to their particular investment decisions.

         In addition, our opinion is being rendered without any consultation or discussion with any official or employee of the Office of the Insurance Commissioner of Puerto Rico (the "Insurance Commissioner") having any regulatory authority over such companies. Lastly, in rendering our opinion, we relied in part on the contents of the certification from the Corporation attached hereto.

         As further discussed below, we are of the opinion that an investment in the Preferred Stock by insurance companies organized and licensed in Puerto Rico is authorized and permissible under the Code. The Code, however, contains certain conditions, restrictions and limitations to such investment, which are discussed below.


THE APPLICABLE STATUTORY FRAMEWORK

         In furtherance of the public policy to safeguard the financial health of insurers, the Code contains numerous provisions regulating the PRICOs' conduct and management of their assets, among which are provisions attempting to regulate the nature, amount and type of investments which PRICOs can make as well as to limit such investments to certain qualified entities deemed as secured investments given their well-regulated operations and proven performance.

        Specifically, Article 6.130 of the Code limits to ten percent (10%) of its assets(3) the total amount which a PRICO may invest or hold at any time in preferred stock of corporations organized under the laws of Puerto Rico or any jurisdiction of the United States.(4) In addition, Article 6.130 of the Code also limits the corporations in which such investment may be made by a PRICO to those corporations that have paid continuously and regularly the dividends

- - - ----------------------------------

     (3) This ten percent (10%) limit may affect the amount of assets that a PRICO may invest in preferred stock of an eligible issuer to the extent that such PRICO already holds assets invested in other eligible preferred stock and is thereby limited to the remaining uninvested portion of the ten percent (10%) amount limit of Article 6.130.

     (4) Although this opinion addresses only investments by PRICOs in the Preferred Stock issued by BanPonce, the provisions of Article 6.130 must be read in conjunction with those contained in Article 6.040 of the Code, 26 LPRA
Section 604(1). The latter limits a PRICO's investments in the securities (regardless of class or type) issued by one single issuer to a maximum of six percent (6%) of the PRICO's assets. Accordingly, a PRICO may not possess at any time securities of a single issuer, except with the consent of the Insurance Commissioner, exceeding in the aggregate six percent (6%) percent of its assets.

stipulated by their preferred stocks during the five (5) years immediately preceding the proposed investment (the "Preferred-Dividend Rule").

         The Preferred Dividend Rule applies to preferred stock that was issued at least five years prior to the proposed investment.(5) With respect to preferred stock issued within such five-year period, there is a two-prong rule contained in Article 6.130.

         First, the Preferred-Dividend Rule still applies, but this time its application commences on the date of the preferred stock issue. That is, the issuing corporation must have paid dividends on its preferred stock continuously and regularly since the original date of issuance of its preferred stock.

         Secondly, in addition to the compliance with Preferred-Dividend Rule,
Article 6.130 requires that the corporation issuing the preferred stock meet another requirement, namely: the "net earnings available for fixed charges" of the issuing corporation and its subsidiaries (on a consolidated basis) "must have averaged an amount per annum for the five years preceding the making of the investment at least equal to two times the total annual interest charges (including amortization of debt and expense)and dividends guaranteed, if any, and the preferred dividend requirement on a pro forma basis." Stated otherwise, the ratio (the "Statutory Ratio") resulting from dividing a numerator of "earnings available for fixed charges" by a denominator made up by the "total annual interest charges (including amortization of debt and expense) and dividends guaranteed, if any, and the preferred dividend requirement on a pro forma basis" (the denominator hereinafter referred to as the "Fixed Charges") must be equal to or greater than two (2) when averaged over the five years inmediately preceding the proposed investment. The term "net earnings available for fixed charges," in turn, is defined in the Code as the "net income after deducting operating and maintenance expenses, taxes other than federal, Commonwealth, and state income taxes, depreciation and depletion, but excluding extraordinary nonrecurring items of income or expense appearing in the regular financial statement of the issuing" corporation. In other words, "net earnings available for fixed charges" is the equivalent of operating income before extraordinary items, interest and income taxes; such operating income must be at least twice the interest charges, guaranteed dividends and the preferred stock dividends on a pro-forma basis.


DISCUSSION

         1. The nature of the issuer. The Corporation, as issuer of the Preferred Stock, is not a "bank."(6) The limitations and conditions contained in Article 6.150 of the Code as


- - - ----------------------------------

     (5)  Article 6.130 of the Code, 26 LPRA Section 613.

     (6) The Corporation is a legal entity separate and distinct from its subsidiaries and is deemed a bank holding company under applicable law. The Corporation is not a bank under the laws of the Commonwealth of Puerto Rico or applicable to investments by PRICOs in securities (and specifically in preferred stock) issued by a bank are therefore not applicable to the Corporation's Preferred Stock and, accordingly, PRICOs may acquire and/or hold the Corporation's Preferred Stock subject only to the other Code provisions applicable to investments by PRICOs.

         2.      The Statutory Ratio.

         In order to calculate the Statutory Ratio in the instant case, one must consider that the Corporation's main subsidiary, Banco Popular de Puerto Rico, is a bank organized under the laws of Puerto Rico. In the case of banks,
Article 6.150 of the Code provides that insurer's may invest in bank stocks without regards to any financial ratios.

         The receipt of deposits and the payment of interest on such deposits is the core activity in a banking operation. Thus, for financial reporting purposes, interest on deposits are considered the equivalent of "costs of goods sold" of a bank and not a fixed charge. Such is not the case in non-financial corporations, where the "total annual interest charges (including amortization of debt and expense)" portion of the "Fixed Charges" refers to the interest charges associated with the payment of the corporation's debt service. While Puerto Rico courts have not construed the provisions of Article 6.130 of the Code in this respect, we are of the opinion that the "interest on deposits" entry in the consolidated financial statements of the Corporation must be excluded from the Fixed Charges for purposes of calculating the Statutory Ratio.(7)

         The certification attached hereto from the Corporation demonstrates that the Corporation complies with the Statutory Ratio requirements of Article
6.130 of the Code.

- - - ----------------------------------
under federal law. The Code does not define the term "bank," so the applicable Puerto Rico rules of statutory construction mandate the use of the definition of the term "bank" contained in Article 3 of the Puerto Rico Banking Law, 7 LPRA Section 3. See, Article 18 of the Puerto Rico Civil Code, 31 LPRA
Section 18 (establishing the principle of in pari materia). Even assuming, arguendo, that the Corporation were to be treated as a bank for purposes of the Code, PRICOs would be able to invest in the Preferred Stock. Pursuant to
Article 6.150 of the Code, 26 LPRA Section 615, the only requirements for the eligibility of investments by PRICOs in bank stocks are that the bank be solvent, located in Puerto Rico, the United States or Canada, and that the bank in question have been in existence for five years prior to the investment. If such were the case, PRICOs would be able to invest in aggregate amount up to five percent (5%) of their assets in such bank stocks, without regards to any financial ratios such as the one required by Article
6.130 of the Code.

     (7) It should be noted that a 2:1 operating income to interest ratio is a financial ratio often required by lenders to ensure that there is enough cash flow in a debtor corporation to pay interest on the debt. The Code requires a minimum of twice operating income to cover not only interest, but also guaranteed dividends and dividends on the Preferred Stock. Since the interest on deposits is offset against interest income in computing operating income, it reduces operating income by the amount thereof. Accordingly, including interest on deposits as part of "Fixed Charges" would result in deducting interest on deposits twice against the flow of income available for the payment of Fixed Charges. Given that there is no indication that this is the intention of the statute, and that in the case of banks Article 6.150 of the Code does not even require a coverage ratio, we concluded that interest on deposits does not form part of the "Fixed Charges" for purposes of Article
6.130 of the Code.

OPINION

         Relying on the certificate of the Corporation attached hereto, we are of the opinion that an investment in the Preferred Stock of the Corporation by a PRICO is a permissible investment under Article 6.130 of the Code, subject to the restrictions, conditions and limitations of the Code described herein.

         This opinion is being furnished at your request and may be relied and used only by or as authorized by you. No other person or party may receive, use or rely on this opinion nor any part hereof for any other transaction or any other purpose whatsoever without our express prior written consent.

                                                   Respectfully submitted,

June     , 1994


Axtmayer Adsuar Muniz & Goyco
Plaza Scotiabank
Sixth Floor
273 Ponce de Leon Avenue
Hato Rey, Puerto Rico  00917

Re:      BANPONCE CORPORATION 8.35% NON-CUMULATIVE MONTHLY INCOME
         PREFERRED STOCK, 1994 SERIES A

Gentlemen:

BanPonce Corporation (the "Corporation") hereby certifies that its ratio of (a) net earnings available to pay fixed charges to (b) interest, guaranteed dividends and preferred stock dividends (the "Ratio") averaged for the five years ended December 31, 1993, calculated on a consolidated basis for the Corporation and its subsidiaries in accordance with your interpretation of the provisions of Article 6.130 of the Insurance Code of Puerto Rico (the "Code"),
26 LPRA Section  613, as described below, is       .  In accordance with your
instructions, for purposes of calculating the Ratio,

(i)      we deducted from the Corporation's "net earnings" mentioned in item
         (a) above and excluded from the "interest" mentioned in item (b) above the interest on deposits paid by the Corporation's principal subsidiary, Banco Popular de Puerto Rico, for all five years specified above and the interest on deposits paid by the Corporation's former subsidiary, Banco de Ponce, for the years ended December 31, 1989 and 1990;

(ii) we calculated an average Ratio for the entire five year period specified above by calculating the Ratio for each of the five years within such five-year period, adding such Ratios and dividing the total by five;

(iii) we included the operating results of the former subsidiaries of the Corporation, Banco de Ponce and VELCO, for the years ended December 31, 1989 and 1990;

(iv) we included, on a pro forma basis, the dividends on the non-cumulative monthly income preferred stock to be issued by the Corporation, assuming a dividend rate of 8.35% on 4,000,000 shares with a liquidation preference of $25.00 per share; and

Axtmayer Adsuar Muniz & Goyco
June    , 1994
Page 2

(v) except for the inclusion of the operating results of the Corporation's former subsidiaries as described in (iii) above and the pro forma dividends as described in (iv) above, the financial information used in the calculation of the Ratio was that reported in the audited financial statements of the Corporation.

The ratio was calculated in accordance with your instructions and in reliance on your interpretation of Article 6.130 of the Code.

Very truly yours,



David H. Chafey, Jr.
Executive Vice President

                                                                     EXHIBIT A-2
                    FORM OF OPINION OF UNDERWRITER'S COUNSEL





                                 June___, 1994


PaineWebber Incorporated of Puerto Rico
Penthouse, American International Plaza
250 Munoz Rivera Avenue
Hato Rey, Puerto Rico 00918


RE:      BANPONCE CORPORATION 8.35% NON-CUMULATIVE MONTHLY INCOME
         PREFERRED STOCK, 1994 SERIES A

Gentlemen:

         We have acted as counsel to your firm as the underwriter (the "Underwriter") in connection with the issuance by BanPonce Corporation (the "Corporation") of a maximum of 4,000,000 shares of the Corporation's 8.35% non-cumulative monthly income preferred stock, 1994 series A (the
"Securities").

         In such capacity, we have examined copies, certified or otherwise authenticated to our satisfaction (sometimes hereinafter collectively referred to as the "Closing Documents") of:

                 (a) the Underwriting Agreement, dated as of June 17, 1994, executed by and between the Underwriter and the Corporation;

                 (b) the Registration Statement on Form S-3 (File No. 33-57038) filed by the Corporation with the Securities and Exchange Commission on January 14, 1993, as amended on April 30, 1993 (such Registration Statement, in the form in which it became effective under the Securities Act of 1933, as amended, including all materials incorporated by reference therein, is hereinafter called the "Registration Statement");

                 (c) the Prospectus dated May 3, 1993 (the "Base Prospectus"), as supplemented by the preliminary prospectus supplement dated May 27, 1994 and the prospectus supplement dated June 17, 1994 (such preliminary prospectus supplement and prospectus supplement are hereinafter collectively referred to as the "Prospectus Supplement"), in the form in which they were filed with the Securities and Exchange Commission pursuant to Rule 424 (b) under the Securities Act of 1933, as amended (such Base Prospectus and Prospectus Supplement,

PaineWebber Incorporated                                          June __, 1994
of Puerto Rico                                                     Page -2-



including all material incorporated by reference therein, are hereinafter collectively referred to as the "Final Prospectus");

                 (d) the order of the Securities and Exchange Commission declaring the Registration Statement effective on May 3, 1993;

                 (e) the Good Standing Certificate of the Corporation dated June [ ], 1994, issued by the Department of State of the Commonwealth of Puerto Rico;

                 (f) the certification dated June 21, 1994, issued by the Federal Reserve Board of New York, certifying that the Corporation is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and

                 (g) certain resolutions adopted by the Board of Directors of the Corporation on December 10, 1992, and June 16, 1994.

         In addition, we have examined such other documents, instruments and records and such certificates and other instruments of the Corporation and its officials and we have made such investigations of law, as we have deemed necessary or appropriate for purpose of rendering the opinions expressed herein.

         Our opinions expressed herein are also subject to the following assumptions, limitations, exceptions and qualifications:

                 (a)     We have assumed (i) that there is no
misrepresentation, omission or deceit by any party to, or contained in, any of the Closing Documents related to the issuance of the Securities, and in connection with the execution, delivery or performance thereof; (ii) that each such party has the power, authority, legal capacity, standing and ability to execute, deliver and perform under the Closing Documents to which it is a party; (iii) that all factual matters, representations and warranties contained in the Closing Documents are true, accurate and complete; and (iv) the genuineness of all signatures on, and authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. Based on our inquiries, we have no knowledge that the assumptions contained herein are untrue or incorrect, nor do we know of any reason to believe that we would not be justified in relying thereupon.

                 (b) We are members of the bar of the Commonwealth and, accordingly, our opinion is limited solely to the laws of the Commonwealth and, as to matters of Federal

PaineWebber Incorporated                                          June __, 1994
of Puerto Rico                                                     Page -3-



jurisdiction applicable herein, to the applicable laws of the United States of America. Without limitation, we are not opining as to any laws, rules or regulations or any jurisdiction or any requirement of any governmental body, agency, instrumentality or court which has no jurisdiction in the Commonwealth.

                 (c) Our opinion is based upon applicable laws and facts as of the date hereof. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in law which may hereafter occur.

                 (d) We render no opinion as to the validity or enforceability of provisions waiving, expressly or by implication, stated rights, defenses or rights granted by laws, where such waivers are or may be deemed to be against public policy or prohibited by law.

                 (e) We render no opinion on the effect on any of the agreements and documents referred to or addressed in our opinion of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and/or debtors generally, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 (f) The availability of the remedy of specific performance, of injunctive relief, or of any equitable remedy, is subject to the discretion of the court before which any proceedings therefor may be brought, and we are not rendering an opinion on the question of whether such remedies would be available.

                 (g) We are not rendering an opinion on the enforceability of indemnity provisions in any of the agreements and documents referred to or addressed in our opinion, to the extent that any such provision is sought to be enforced with respect to a loss or liability arising from an action or omission of the indemnities which includes the negligence or willful misconduct of, or a violation of law by, the party seeking to enforce any such provision.

                 (h) We have assumed that any and all of the documents or applications that were required to be filed with and/or notified to any federal or state (other than the Commonwealth), governmental office or agency (in order to consummate the transaction contemplated therein) have or shall be duly filed and/or notified, and that such filing(s) and/or notice(s) are and shall be in full force and effect.

         On the basis of the information developed in the course of the performance of the services referred to above, considered in light of our understanding of the applicable law and the experience we have gained through our practice thereunder, and subject to the assumptions,

PaineWebber Incorporated                                          June __, 1994
of Puerto Rico                                                     Page -4-



limitations, exceptions and qualifications expressed in the preceding paragraphs, we are of the following opinions:

                 1. The Securities are exempt from registration under the Uniform Securities Act of Puerto Rico ("USAPR"), as amended, pursuant to
Article 402(a)(8) of the USAPR (10 P.R. Laws Ann. Section 882(a)(8)).

                 2. We have participated in the preparation of the Prospectus Supplement and in certain conferences with officers and other representatives of the Underwriter, the Corporation and counsel for the Corporation, at which conferences the contents of the Prospectus Supplement and related matters were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus Supplement, on the basis of the foregoing, no facts have come to our attention which would lead us to believe that the Prospectus Supplement (except for the financial statements and other financial and statistical information relating to the Corporation, as to which no opinion is hereby expressed) contains any untrue statement of a material fact or omits to state any material fact the omission of which makes any of the statements made, in light of the circumstances under which they are made, either false or misleading in any material respect.

         The matters set forth in this letter may only be relied upon by the
party to whom this letter is addressed.   No other party may rely on the
opinions set forth herein unless expressly authorized in writing by the undersigned.


                               Very truly yours,

                               AXTMAYER ADSUAR MUNIZ & GOYCO




                               ------------------------------------
                               By:  Jose A. Axtmayer

                                                                       EXHIBIT B



                        [LETTERHEAD OF MCCONNELL VALDES]

                                 June 27, 1994



PaineWebber Incorporated of
  Puerto Rico
American International Plaza
Penthouse Floors
250 Munoz Rivera Avenue
San Juan, Puerto Rico


                         RE:      BANPONCE CORPORATION
                                  8.35% NON-CUMULATIVE MONTHLY INCOME
                                  PREFERRED STOCK, 1994 SERIES A

Gentlemen:

         We have acted as counsel to BanPonce Corporation (the "Corporation"), a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and incorporated under the laws of the Commonwealth of Puerto Rico, in connection with the issuance and sale by the Corporation of 3,600,000 shares of its 8.35% Non-Cumulative Monthly Income Preferred Stock, 1994 Series A
(the "Shares"), to PaineWebber Incorporated of Puerto Rico (the "Underwriter") pursuant to the Underwriting Agreement dated June 17, 1994 (the "Underwriting Agreement"), between the Corporation and the Underwriter.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including the following documents:

PaineWeber Incorporated of
 Puerto Rico
June 27, 1994
Page 2

          (a) the Certificate of Incorporation of the Corporation, as certified by the Department of State of the Commonwealth of Puerto Rico;

          (b) the Bylaws of the Corporation, as certified by the Secretary of the Corporation;

          (c) the Underwriting Agreement, as executed;

          (d) the Registration Statement on Form S-3 (File No. 33-57038) filed by the Corporation with the Securities and Exchange Commission on January 14, 1993, as amended on April 30, 1993 (such Registration Statement, in the form in which it became effective under the Securities Act of 1933, as amended, including all materials incorporated by reference therein, is hereinafter called the "Registration Statement");

          (e) the Prospectus dated May 3, 1993 (the "Base Prospectus"), as supplemented by the Prospectus Supplement dated June 17, 1994 (the "Prospectus Supplement"), in the form in which they were filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such Base Prospectus and Prospectus Supplement, including all materials incorporated by reference therein, is hereinafter called the "Final Prospectus");

          (f) the order of the Securities and Exchange Commission declaring the Registration Statement effective on May 3, 1993;

          (g) the Good Standing Certificate of the Corporation dated June 14, 1994, issued by the Department of State of the Commonwealth of Puerto Rico;

PaineWebber Incorporated of
 Puerto Rico
June 27, 1994
Page 3


          (h) the certification dated June 21, 1994, issued by the Federal Reserve Board of New York, certifying that the Corporation is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and

          (i) certain resolutions adopted by the Board of Directors of the Corporation on December 10, 1992, and June 16, 1994.

         As to various questions of fact material to this opinion, we have relied upon certificates of officers of the Corporation and documents furnished to us by the Corporation, and upon the representations and warranties of the Corporation set forth in the Underwriting Agreement, without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion as follows:

         (1) the Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

         (2) the Underwriting Agreement has been duly authorized, executed, and delivered by the Corporation;

PaineWebber Incorporated of
  Puerto Rico
June 27, 1994
Page 4


         (3) the Shares have been duly authorized and validly issued and will be fully paid and non-assessable when delivered against payment therefor in accordance with the Underwriting Agreement;

         (4) the execution and delivery by the Corporation of the Underwriting Agreement do not, and the issuance and sale by the Corporation to the Underwriter pursuant to the Underwriting Agreement of the Shares and the performance by the Corporation of its agreements thereunder will not, (i) violate the Certificate of Incorporation or Bylaws of the Corporation; or (ii) violate any federal law or administrative regulation of the United States or any law or administrative regulation of the Commonwealth of Puerto Rico existing on the date of this opinion applicable to the Corporation or any administrative or court decree of the United States or the Commonwealth of Puerto Rico known to us, after due inquiry, applicable to the Corporation; or
(iii) conflict with or constitute a material breach of, or a default under, or result in the creation or imposition of any material lien, charge, or encumbrance upon any material amount of the property or assets of the Corporation pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease, or other instrument known to us to which the Corporation is a party or by which it is be bound, or to which any material amount of the property or assets of the Corporation is subject;

         (5) all regulatory consents, authorizations, approvals, and filings required to be obtained or made by the Corporation on or prior to the date hereof under the federal laws of the United States and the laws of the Commonwealth of Puerto Rico for the issuance, sale and delivery of the Shares by the Corporation to the Underwriter have been obtained or made;

         (6) the Registration Statement and the Final Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act of

PaineWebber Incorporated of
  Puerto Rico
June 27, 1994
Page 5


1933, as amended, and the applicable rules and regulations of the Securities and Exchange Commission issued thereunder; and

         (7) the information in the Prospectus Supplement under the captions "Certain Puerto Rico Tax Considerations" and "Certain United States Income Tax Considerations," to the extent constituting matters of Puerto Rico law or United States federal law or legal conclusions as to Puerto Rico law or United States federal law, has been reviewed by us and is correct in all material respects.

         In passing upon the form of the Registration Statement and the form of the Final Prospectus, we have necessarily assumed the correctness and completeness of the statements made by the Corporation and the information included or incorporated by reference therein and take no responsibility therefor. We note that, although we have reviewed the Registration Statement and the Base Prospectus and certain of the documents incorporated by reference in the Final Prospectus, we did not participate in the preparation thereof. However, in the course of the preparation by the Corporation of the Prospectus Supplement, we had conferences with certain officers and representatives of the Corporation at which the contents of the Registration Statement and Final Prospectus were discussed. Our examination of the Registration Statement and the Final Prospectus and our discussions in the above-mentioned conferences did not disclose to us any information, and nothing has come to our attention, which gives us reason to believe that the Registration Statement, as of the date of the information contained therein, or the Final Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion as to the financial statements and other financial or statistical data contained or incorporated by reference in the Registration Statement or the Final

PaineWebber Incorporated of
  Puerto Rico
June 27, 1994
Page 6


Prospectus or as to the statements contained in the Form T-1 filed as an exhibit to the Registration Statement.

         We are admitted to practice only in the Commonwealth of Puerto Rico and express no opinion as to matters governed by any laws other than the laws of the Commonwealth of Puerto Rico and the federal laws of the United States of America.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose; nor may this opinion be relied upon by any other person, firm, or corporation for any purpose without our prior written consent.

                                              Sincerely,

                                                                       EXHIBIT C

                                   [OMITTED]

                                                                       EXHIBIT D
June     , 1994


Axtmayer Adsuar Muniz & Goyco
Plaza Scotiabank
Sixth Floor
273 Ponce de Leon Avenue
Hato Rey, Puerto Rico  00917

RE: BANPONCE CORPORATION 8.35% NON-CUMULATIVE MONTHLY INCOME PREFERRED STOCK, 1994 SERIES A

Gentlemen:

BanPonce Corporation (the "Corporation") hereby certifies that its ratio of (a) net earnings available to pay fixed charges to (b) interest, guaranteed dividends and preferred stock dividends (the "Ratio") averaged for the five years ended December 31, 1993, calculated on a consolidated basis for the Corporation and its subsidiaries in accordance with your interpretation of the provisions of Article 6.130 of the Insurance Code of Puerto Rico (the "Code"),
26 LPRA Section  613, as described below, is       .  In accordance with your
instructions, for purposes of calculating the Ratio,

(i) we deducted from the Corporation's "net earnings" mentioned in item (a) above and excluded from the "interest" mentioned in item (b) above the interest on deposits paid by the Corporation's principal subsidiary, Banco Popular de Puerto Rico, for all five years specified above and the interest on deposits paid by the Corporation's former subsidiary, Banco de Ponce, for the years ended December 31, 1989 and 1990;

(ii) we calculated an average Ratio for the entire five year period specified above by calculating the Ratio for each of the five years within such five-year period, adding such Ratios and dividing the total by five;

(iii) we included the operating results of the former subsidiaries of the Corporation, Banco de Ponce and VELCO, for the years ended December 31, 1989 and 1990;

(iv) we included, on a pro forma basis, the dividends on the non-cumulative monthly income preferred stock to be issued by the Corporation, assuming a dividend rate of 8.35% on 4,000,000 shares with a liquidation preference of $25.00 per share; and

Axtmayer Adsuar Muniz & Goyco
June     , 1994
Page 2




(v) except for the inclusion of the operating results of the Corporation's former subsidiaries as described in (iii) above and the pro forma dividends as described in (iv) above, the financial information used in the calculation of the Ratio was that reported in the audited financial statements of the Corporation.

The ratio was calculated in accordance with your instructions and in reliance on your interpretation of Article 6.130 of the Code.

Very truly yours,



David H. Chafey, Jr.
Executive Vice President